UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 16, 2011

TIVO INC.

(Exact name of registrant as specified in its charter)
Delaware	000-27141	77-0463167

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	______________95002________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 16, 2011, we entered into the Fourth Amendment to Lease Agreement, dated as of January 25, 2011 (the “Amendment”), which amends that certain Lease Agreement, originally dated as of October 6, 1999 and subsequently amended (the “Lease”), with Bixby Technology Center, LLC, a Delaware limited partnership. Under this Amendment, commencing March 1, 2011, we have agreed to expand our existing lease covering approximately 139,109 square feet at 2130, 2160, and 2190 Gold Street, San Jose, California to cover 37,145 additional square feet at 2100 Gold Street, San Jose, California. As part of the Amendment, the expiration date of our Lease, including the additional square feet of rentable space, remains unchanged and shall expire on January 31, 2017.

The foregoing description of the Fourth Amendment to Lease Agreement, dated as of January 25, 2011, with Bixby Technology Center, LLC is qualified in its entirety by reference to the provisions of the Amendment that are filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)           The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Fourth Amendment to Lease Agreement, dated as of January 25, 2011, between Bixby Technology Center, LLC and TiVo Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date:	February 22, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Lease Agreement, dated as of January 25, 2011, between Bixby Technology Center, LLC and TiVo Inc.